Exhibit 10.24

Form of Bank Acceptance Agreement
(English Translation)

Issued by: Shenzhen Ritar Power Co., Ltd. (Party A)
Address: Qiaotou Village, Fuyong Town, Bao’an District, Shenzhen, China
Zip Code: 518000
Telephone: 0755-33981646
Fax: 0755-83475180
Legal Representative: Jiada Hu

Accepted by: China CITIC Bank, Shenzhen Branch (Party B)
Address: 1093 Shennan Central Road, Citic City Plaza, Shenzhen, China
Zip Code: 518000
Telephone: 0755-82912386
Fax: 0755-82912190
Legal Representative: Ning Yan

Location: Shenzhen
Date: ______________

Pursuant to Law of Negotiable Instrument of the People’s Republic of China (the “Law of Negotiable Instrument”) other related laws, regulations and Party B’s related rules, Party B agrees to accept bills issued by Part A for its business operation purposes and the parties hereto, intending to be legally bound, agree as follows:

Section 1 Bill

1.1
Party A hereby requests Party B to accept _______bills issued by Party A, which have an aggregate face value of RMB _______________. Party A shall maintain a checking account with Party B and the account number is: ____________________.

1.2
Party A hereby confirms that the bills are unconditional instrument and Party B has the obligation to pay the face value of the bill upon the maturity date of the bill or when the bill is presented to Party B after the maturity date in accordance with the Law of Negotiable Instrument.

Section 2 Guarantee

As security for Party B’s undertakings, Party A hereby agrees to deposit with Party B equal to 100% of the bills amount before Party B accepts the bills pursuant to this Agreement. Party B has no obligation to accept the bills until Party A makes appropriate deposit with Party B.

Section 3 Service Fee

The service fee charged by Party B is calculated based on the 0.05% of the face value of the bill and shall be paid off by Party A before Party B accepts and pays the bill.

Section 4 Party A’s Payment Obligations

4.1	Party A shall place full deposits with Party B before the maturity date of the bill.

4.2
Any disputes among Party A, the bill holders, payees and other rightsholders of the negotiable instruments shall not affect the rights of Party B under this Agreement. Party A shall not refuse to fulfill its obligations to Party B under this Agreement by relying on the above disputes.

Section 5 Conditions to Acceptance

5.1	The acceptance obligation of Party B is subject to the fulfillment of the following conditions:

5.1.1	Party A shall open a checking account with Party B as set forth in Section 1;

5.1.2	Party A shall provide to Party B copies of its financial records and books, business license and other company records upon Party B’s request;

5.1.3	Party A shall place required deposits into the account as set forth in Section 5.1.1;

5.1.4	The representations and warranties of the Party A contained in this Agreement shall be true, accurate and complete;

5.1.5	There shall not have been any default of this Agreement by Party A; and

5.1.6	Other conditions requested by Party B.

Section 6 Party A’s Representations and Warranties

6.1
Party A is a duly organized, validly existing enterprise legal person and in good standing under Chinese laws, and has all requisite corporate power and authority to execute and deliver this Agreement;

6.2	All documents provided by Party A to Party B are true, legitimate and valid. The bills were issued in connection with true business transactions and related transaction agreements are legal and valid;

6.3	There are no laws or regulations having adverse effect on Party A’s implementation of this Agreement;

6.4	Party A shall give Party B timely notification with regard to Part A’s sales of material assets, prepayment of its debts or provide guarantee to a third party; and

6.5
Party B is entitled to request additional deposits or other guarantee in the event that Party B has legitimate reasons to believe that the deterioration of Party A’s financial records or business reputation has significantly affected its obligations under this Agreement.

Section 7. Penalty

Section 8. Remedies of Advance

Section 9 Breach of Contract

9.1
This Agreement when executed and delivered by the parties will constitute a valid and legally binding obligation of the parties which is enforceable in accordance with its terms. The parties shall implement this Agreement according to its relative obligations under this Agreement;

9.2	If Party A breaches this Agreement, it shall be responsible for all the expenses in connection with the default, including, without limitation, attorney's fees, travel expenses, notarization fees.

Section 10 Assignment

This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11 Other Agreements

Section 12 Applicable law

This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

Section 13 Dispute Settlement

Any disputes, which cannot be settled through consultation, shall be adjudicated by the court in the jurisdiction where Party B domiciles.

Section 14 Cumulative Rights of Party B

Party B’s rights under this Agreement are cumulative, which shall not affect or limit its other legal and contractual rights with respect to Party A.

Section 15 Effectiveness, Amendment and Termination of the Agreement

15.1	This Agreement becomes effective upon being duly signed and sealed by the two parties;

15.2	No provision of this Agreement may be amended or terminated except in a written instrument signed by both parties.

Section 16 Others

16.1	This Agreement together with any other amendments, appendixes and supplements constitute the entire agreement.

16.2	During the term of this Agreement, it may be amended from time to time in accordance with the change of related laws and regulations.

16.3
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect

16.4
Any notice delivered from one party to the other should be made in written form, including but not limited to telegraph and fax, which shall be deemed as delivered once the notice is sent out. If the notice is made through registered mail, it shall be deemed given three days after the date of mailing.

16.5	This Agreement has two counterparts and each party holds one copy.

16.6
Party B has already taken reasonable measures to inform Party A about the exemptions and limitations provisions with respect to Party A’s obligations under this Agreement. There is no dispute regarding the interpretation of all the provisions of this Agreement.

Party A (Seal):

Shenzhen Ritar Power Co., Ltd.

Party B (Seal):

China CITIC Bank, Shenzhen Branch